Exhibit 10.15

Creative Capital Ventures Ltd.

July 9, 2014

Textmunication Holding, Inc.
Wais Asefi, President
1940 Contra Costa Blvd
Pleasant Hill, CA 94523

Mr. Asefi,

On January 1, 2014 Creative Capital Ventures, Ltd. entered into a Standby Equity Distribution Agreement (SEDA). This letter is to advise you that such agreement is hereby terminated and no longer valid.

Thank you,

/s/ J. C. Csurgo
J. C. Csurgo
Managing Director

Commonwealth Trust, Road Town, Tortola, British Virgin Islands